Exhibit 10.1

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

THIS FEASIBILITY AND DEVELOPMENT AGREEMENT (this “Agreement”) is made on September 5, 2017 (the “Effective Date”)

BETWEEN:

(1)	VECTURA LIMITED, a company incorporated under the laws of England and Wales with its registered office at One Prospect West, Chippenham, Wiltshire, SN14 6FH, United Kingdom (“Vectura”); and

(2)	PULMATRIX INC of 99 Hayden Avenue, Suite 390, Lexington, MA 02421, United States of America (“Pulmatrix”),

each a “Party” and together the “Parties”.

BACKGROUND

(1)	Vectura and its Affiliates (as defined below) have Intellectual Property (as defined below) and other information relating to the Vectura IP (as defined below).

(2)	Pulmatrix has Intellectual Property and other information relating to the Pulmatrix Technology (as defined below).

(3)	The Parties now wish to enter into this Agreement to define the terms upon which Vectura shall conduct the Feasibility Study (as defined below) and, if successful as defined herein, continue development.

IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	In this Agreement the following words shall have the following meanings:

“Affiliate”	means with respect to a Party, any other person controlling, controlled by, or under common control with, such Party, for only so long as such control exists. For these purposes, “control” shall refer to: (i) the possession, directly or indirectly, of the power to direct the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the ownership, directly or indirectly, of more than 50 percent (50%) of the voting securities or other ownership interest of a person;

“Applicable Laws”	means all national and local laws, ordinances, rules and regulations as amended, re-enacted or in force from time to time applicable to this Agreement or activities contemplated hereunder, including as applicable cGLP and cGMP and the rules and regulations of Regulatory Authorities;

“cGLP”	means current Good Laboratory Practice promulgated by a Regulatory Authority as may be updated from time to time;

“cGMP”	means current Good Manufacturing Practice promulgated by a Regulatory Authority as may be updated from time to time;

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

“CDA”	means the confidential disclosure agreement entered into between the Parties dated 6 January 2017;

“Calendar Quarter”	means a period of three (3) consecutive months ending on the last day of March, June, September and December, respectively;

“Completion”	shall have the meaning set out in Clause 8.2;

“Commercially Reasonable Efforts”	means, with respect to a Party, those efforts to be made by that Party corresponding to the efforts that Party would make in similar circumstances for its own similar products, and if it has no such similar products, those efforts that would be made by its nearest competitor, at that time relative to the prevailing commercial, regulatory and competitive environment, which efforts shall be consistent with the exercise of prudent scientific and business judgment, it being understood that a Party’s Commercially Reasonable Efforts will not in any event require that Party to take any action that would be reasonably likely to result in a breach of any provision of this Agreement, or any other agreement between the Parties, or a conflict with, or violation or default of, any other agreement between a Party, Affiliate of such Party and/or Third Parties existing as of the Effective Date, or which that Party in good faith believes may violate any Applicable Laws or any instrument, judgment, writ, decree, order, permit, direction or licence of any court or Regulatory Authority having appropriate jurisdiction over that Party;

“Completion Criteria”	means the pre-agreed criteria between the Parties which, once met, evidences that the Feasibility Study has been successful, as detailed in Schedule 4;

“Device”	means an inhaler device to be determined by Vectura;

“Development, Regulatory and Commercialisation Plan”	means a detailed written description of agreed activities to be performed by Vectura (and/or an Affiliate of Vectura and/or a Sub-Licensee) and Pulmatrix to advance the development, regulatory compliance, Manufacturing and commercialisation of the Product;

“Excluded APIs”	means the novel proprietary kinase inhibitors acquired by Pulmatrix from Respivert Limited as announced by Pulmatrix on 13 June 2017, known by Pulmatrix at the Effective Date as PUR1800, PUR5700 and RV568, as more specifically described in Schedule 6;

“Feasibility Study”	means a certain study with a view to developing the Study Product in accordance with the Study Plan;

“Feasibility Study Data”	means the Feasibility Study Updates, the Feasibility Study Reports and any and all other data generated during the conduct of the Feasibility Study;

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

“Feasibility Study Reports”	shall have the meaning set out in Clause 7.2;

“Feasibility Study Updates”	shall have the meaning set out in Clause 7.2;

“Field”	means the treatment of respiratory disease;

“Formulation”	means (a) any formulation of Tiotropium formulated using the Pulmatrix Technology, including PUR0200 and/or (b) any formulation of [*****] formulated using the Pulmatrix Technology;

“Information”	shall have the meaning set out in Clause 11.2;

“Intellectual Property”	means patents, supplementary protection certificates, trademarks, service marks, registered designs, rights in designs, applications for any of the foregoing, trade or business names, copyrights, rights under licences and consents for any such thing and all rights or forms of protection of a similar nature or having equivalent or similar effect subsisting anywhere in the world;

“Manufacture”	means all steps and procedures involved in the moulding of Device components, production, spray drying and filling of a Product into a primary container closure system, and assembly of a filled Device. “Manufacturing” and “Manufactured” have the equivalent meaning;

“Marketing Authorisation”	means the registration(s) of a Product in the Territory as granted by the applicable Regulatory Authority;

“[*****]”	means [*****] alone for monotherapy, and not in combination with any other active ingredient;

“Patents”	means any patents and patent applications listed in Schedule 3, as may be supplemented from time-to-time by patents and patent applications filed by Pulmatrix in the Territory after the Effective Date relating to the Pulmatrix Technology and/or Formulation(s);

“Physical Materials”	means any physical materials, including formulated Tiotropium or [*****], set out in Part 1 of Schedule 2;

“Plans”	means the Study Plan and, if applicable, the Development, Regulatory and Commercialisation Plan;

“Product”	means any product combining a Device with a Formulation;

“Pulmatrix Data”`	means any data, reports or other documentation, including the data package for PUR0200, in Pulmatrix’s possession or under its control as at the Effective Date, as set out in Part 2 of Schedule 2;

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

“Pulmatrix IP”

means:

(a)    any and all Intellectual Property owned or controlled by Pulmatrix or its Affiliates at the Effective Date relating to the Pulmatrix Technology and/or Formulation(s), including the Patents and such rights in the Pulmatrix Data; and

(b)    any improvements or developments thereto developed independently of this Agreement; and

(c)    any improvements or developments thereto created or developed by or on behalf of Vectura during the course of this Agreement except to the extent such improvements or developments constitute Vectura IP;

“Pulmatrix Technology”	means Pulmatrix’s proprietary iSPERSE™ technology;

“PUR0200”	means a formulation of tiotropium applying the Pulmatrix Technology;

“Regulatory Authority”	means any regulatory authority or competent body in any jurisdiction as relevant to the Formulation, Product or Study Product and/or the Manufacture, approval, registration and sale thereof, including the FDA;

“Requirements”	shall have the meaning set out in Clause 6.3;

“Specifications”	means the Physical Material’s specifications as set out in the Study Plan;

“Study Data”	shall have the meaning set out in Clause 7.1;

“Study Plan”	means the work plan of activities, fees and timelines as detailed in Schedule 1 attached to this Agreement, which at the Effective Date is the Parties’ best estimate of the work required to be undertaken to develop the Study Product;

“Study Product”	means PUR0200 in a Device;

“Sub-Licensee”	means a Third Party that may participate in the development and/or Manufacturing and/or the commercialisation of a Product on behalf of Vectura through a sub-licence agreement with Vectura or its Affiliates;

“Term”	shall have the meaning set out in Clause 2.1;

“Territory”	means the United States of America, its territories and possessions;

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

“Third Party”	means a person who is not a Party or an Affiliate of a Party;

“Tiotropium”	means (a) tiotropium alone; and/or (b) tiotropium in combination with one or more other active pharmaceutical ingredients except the Excluded APIs;

“Vectura IP”

means any Intellectual Property:

a)      covering a Device and any formulation of drugs for a Device and owned or controlled by Vectura or its Affiliates as of the Effective Date (which for the avoidance of doubt shall exclude the Formulations and Pulmatrix Technology);

b)      any improvements or developments thereto developed independently of this Agreement;

c)      any improvements or developments thereto created or developed by or on behalf of Vectura during the course of this Agreement; and

d)      created or developed by or on behalf of either Vectura during the course of this Agreement relating to a Device, including without limitation any improvements thereto, and relating to the development, Manufacture and connectivity (for example, but without limitation, mHealth) thereof;

“Vectura Revenues”	means any and all payments actually received by Vectura in cleared funds from a Sub-Licensee relating to the sale and/or commercialisation of the Product, but excluding any payments received for development or manufacturing services.

1.2	Clause headings shall not affect the interpretation of this Agreement. References to Clauses and Schedules are to the Clauses of and Schedules to this Agreement.

1.3	Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular and a reference to one gender shall include a reference to the other gender.

1.4	A reference to a statute, statutory provision or subordinated legislation is a reference to it as it is in force from time to time, or extended obligation, liability or restriction on, or otherwise adversely affects the rights of, any Party. A reference to a statute or statutory provision shall include any subordinate legislation made from time to time under that statute or statutory provision.

1.5	Any words following the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

1.6	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.7	Except as otherwise expressly stated in this Agreement (including, but not limited to, where consent, approval, agreement or a similar action is stated to be within a Party’s sole discretion or sole opinion), where consent, approval, mutual agreement or a similar action is required by any provision of this Agreement, such action shall not be unreasonably withheld, conditioned or delayed.

2.	COMMENCEMENT AND TERM

2.1	This Agreement shall commence on the Effective Date and shall, unless and until terminated in accordance with the terms of this Agreement, remain in force and in effect until the last sale of the last Product in the Territory (the “Term”).

2.2	Notwithstanding Clause 2.1, the Term may be extended by the Parties in writing.

3.	LICENCES AND RIGHTS

3.1	Subject to the terms and conditions of this Agreement, Pulmatrix hereby grants to Vectura an exclusive, sub-licensable, license under the Pulmatrix IP to research, have researched, develop, have developed, manufacture, have manufactured, import, register, market, promote, distribute, use, sell, supply and otherwise exploit Products in the Territory; and to otherwise exercise Vectura’s rights and fulfil Vectura’s obligations pursuant to and in accordance with the provisions of this Agreement.

3.2	Further, Pulmatrix hereby grants to Vectura a non-exclusive, sub-licensable, licence under the Pulmatrix IP to use the same with clinical comparator products and mono products or combination products solely for the purposes of the development of Products hereunder.

3.3	For the avoidance of doubt, the license hereunder in respect of a Product containing [*****] is granted under Clause 3.1.

3.4	The Parties hereby acknowledge and agree that Vectura may sub-license the future exploitation of a Product to one or more Sub-Licensees. Therefore, Vectura may sub-license its rights under this Agreement to an Affiliate of Vectura or a Sub-Licensee in part or in whole. Vectura will provide Pulmatrix within thirty (30) days of entering into such a sub-license (a) the identity of the Sub-licensee and (b) all financial provisions (including definitions) of such sub-license related to a determination of Vectura Revenues.

3.5	Vectura hereby grants to Pulmatrix a non-exclusive, non-sub-licensable, licence to the Vectura IP solely to the extent necessary to enable Pulmatrix to fulfill its obligations under the Study Plan and, if applicable, the Development, Regulatory and Commercialisation Plan.

3.6	While the Feasibility Study is for the development of the Study Product only, this in no way limits the scope of the licences granted to Vectura hereunder. Vectura may proceed with the development of any Product or Products, whether this includes the Study Product or otherwise. Vectura may change the Device to be used in a Product at its reasonable discretion.

3.7	Pulmatrix shall not develop or license or otherwise exploit itself, or with a Third Party or an Affiliate in the Territory, whether applying the Pulmatrix Technology or otherwise: (a) tiotropium alone; (b) [*****]; (c) any monotherapy long acting muscarinic antagonist (LAMA); (d) Tiotropium; and/or (e) any generic version of a Device or product utilising a generic version of a Device. For the avoidance of doubt, Pulmatrix has the right to develop, license or otherwise exploit itself, or with a Third Party or an Affiliate outside of the Territory, the Pulmatrix Technology in conjunction with any drug or combination of drugs, including Tiotropium. Notwithstanding the foregoing, this Section 3.7 shall terminate and be of no force and effect if Vectura terminates this Agreement pursuant to Section 14.2.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

4.	GOVERNANCE

4.1	Project Managers.

4.1.1	Within ten (10) days after the Effective Date, each Party shall appoint a person (a “Project Manager”) who shall oversee the conduct of the collaboration and manage and facilitate communications between the Parties under this Agreement and who shall work together to resolve quickly any issues between the Parties that may arise in connection with this Agreement. Each Party may replace its Project Manager at any time by notice in writing to the other Party. In particular, the Project Managers shall:

(a)	attend meetings of the JSC and JPT (each as defined below);

(b)	assist the chairperson of each of the JSC and JPT with respect to notifying the applicable members of such committee of meetings and providing agendas and related information to such members;

(c)	assist the chairperson of each of the JSC and JPT circulate for review, and obtain approval of, the minutes of each meeting of such committee; and

(d)	otherwise coordinate the Parties’ activities under this Agreement.

4.2	Joint Project Team.

4.2.1	Within thirty (30) days after the Effective Date, the Parties will form a project team (the “Joint Project Team” or “JPT”) comprising an Project Manager from each Party and at least two (2) other representatives from each Party or such other number, maintaining equal representation, as the Parties may mutually agree in writing. The JPT will remain in existence until expiry or termination of this Agreement, or until disbanded by the Parties by mutual agreement. Each member appointed by a Party will have relevant expertise and an appropriate level of decision-making authority within such Party’s organisation to fulfil the role of the JPT. Each Party may change one or more of its representatives to the JPT at any time upon written notice to the other Party.

4.2.2	General responsibilities. The JPT shall manage and facilitate the daily management and smooth progress of the activities under this Agreement.

4.2.3	Specific Responsibilities. Subject to the oversight and, where applicable, approval of the JSC in accordance with Clause 4.3, the JPT will be responsible for:

(a)	reviewing and monitoring the activities and the status and progress of efforts in the conduct of the Plans;

(b)	preparing amendments to the Plans;

(c)	serving as a forum for exchange and discussion of the results of and matters arising under the Plans; and

(d)	discussing other matters related to this Agreement referred to it by agreement of the Parties.

4.2.4

The JPT shall hold its first meeting, in person, within sixty (60) days after the Effective Date. The JPT will thereafter meet on a monthly basis, or at such other frequency as the Parties mutually agree, by telephone or videoconference, and in person at least once per

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

calendar year. Any meetings of the JPT shall be held at a mutually acceptable time, and any in-person meetings of the JPT shall be held at Vectura’s facility in Chippenham, England (or such other location in England as notified by Vectura), unless otherwise agreed by the Parties. Prior to each monthly meeting of the JPT, each Party will prepare and deliver to the other Party a report or presentation of data (the format of such to be agreed by the Parties) of the status and results of its activities under the Plans. Each such report will be in a format mutually agreed upon by the Parties. The role of chairperson of the JPT shall alternate every six (6) months between a representative of Vectura and a representative of Pulmatrix, beginning with a representative of Vectura. The chairperson will be responsible for leading meetings, but will otherwise have no greater authority on the JPT than any other member. Each Party will use reasonable efforts to cause its representatives to attend meetings of the JPT and shall keep reasonable written minutes and records of the JPT meetings. In addition, each Party may, at its discretion, invite a reasonable number of non-member employees consultants and scientific advisors, to attend meetings of the JPT or the relevant portion thereof; provided that any such non-member employees, consultants and scientific advisors are bound by written obligations of confidentiality and restrictions on use of Information at least as stringent as those set forth in this Agreement and provided that written consent for the consultants and scientific advisors is received from the other Party. Each Party shall be responsible for its own costs in connection with the meetings of the JPT.

4.2.5	Decision-making. The Parties agree to reasonably cooperate and seek a consensus on all significant issues brought to the JPT, with each Party having one vote each, provided that in the event a consensus cannot be reached within ten (10) days, the matter shall be referred to the JSC; save that Vectura has final decision making authority over any decisions relating to the Development, Regulatory and Commercialisation Plan.

4.3	Joint JSC.

4.3.1	Within thirty (30) days after the Effective Date, the Parties will form a committee (the “Joint Steering Committee” or “JSC”) comprising at least three (3) representatives from each Party or such other number, maintaining equal representation, as the Parties may mutually agree in writing. The JSC will remain in existence until expiry or termination of this Agreement, or until disbanded by the Parties by mutual agreement. Each member appointed by a Party will have relevant expertise and an appropriate level of decision-making authority within such Party’s organization to fulfil the role of the JSC. Each Party may change one or more of its representatives to the JSC at any time upon written notice to the other Party.

4.3.2	General responsibilities. The JSC shall oversee the activities of the JPT and all related decisions will be made by consensus of the JSC. The JSC will review and approve amendments to the Plans, and all related decisions will be made by consensus of the JSC.

4.3.3	Specific Responsibilities. The JSC will be responsible for:

(a)	overseeing the work of the JPT and receiving and reviewing reports and other information from the JPT;

(b)	reviewing and approving amendments to the Plans;

(c)	reviewing the safety, design and functionality profile of the Devices or the Product;

(d)	attempting to resolve all disputes referred to the JSC by the JPT; and

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(e)	making such other decisions as may be delegated to the JSC under this Agreement or by written agreement of the Parties.

4.3.4	The JSC shall hold its first meeting, in person, promptly after the JPT has held its first meeting under Clause 4.2.4. The JSC will thereafter meet on a quarterly basis, or at such other frequency as the Parties mutually agree, by telephone or video conference, and in person at least once per calendar year. Any meetings of the JSC shall be held at a mutually acceptable time, and any in-person meetings of the JSC shall be held at a mutually acceptable location in Chippenham, England, unless otherwise agreed by the Parties. Prior to each quarterly meeting of the JSC, each Party will prepare and deliver to the other Party a report or presentation of data (the format of such to be agreed by the Parties) of the status and results of its activities under the Plans. Each report delivered under the preceding sentence will be in a format mutually agreed upon by the Parties. The role of chairperson of the JSC shall alternate every six (6) months between a representative of Vectura and a representative of Pulmatrix, beginning with a representative of Vectura. The chairperson will be responsible for leading meetings, but will otherwise have no greater authority on the JSC than any other member. Each Party will use reasonable efforts to cause its representatives to attend meetings of the JSC and shall keep reasonable minutes and records of the JSC meetings concerning decisions and actions of the JSC. Such minutes shall be reviewed, agreed and signed by at least one JSC member from each Party. In addition, each Party may, at its discretion, invite a reasonable number of non-member employees, consultants and scientific advisors, to attend meetings of the JSC or the relevant portion thereof; provided, that any such non-member employees, consultants and scientific advisors are bound by written obligations of confidentiality and restrictions on use of Information at least as stringent as those set forth in in this Agreement and provided that written consent for the consultants and scientific advisors is received from the other Party. Each Party shall be responsible for its own costs in connection with the meetings of the JSC.

4.3.5	The Parties agree to reasonably cooperate and seek a consensus on all significant issues brought to the JSC; provided, that, in the event a consensus cannot be reached, Vectura has final decision making authority for matters raised at the JSC which concern Device design and functionality or otherwise relate to Vectura IP and/or which relate to the Development, Regulatory and Commercialisation Plan. Other matters that cannot be resolved by the JSC shall be addressed under the dispute resolution procedures set out at Clause 26.

4.3.6	If a Party reasonably anticipates that there will be a delay of two (2) months or more in respect of a key milestone within the Study Plan or Development, Regulatory and Commercialisation Plan then the relevant Party, acting through the Project Managers, shall promptly notify the other Party and each Party shall procure its respective JSC members to convene a meeting as promptly as practicable to discuss the matter and agree an appropriate course of action. Such meeting shall be in addition to the scheduled meetings of the JSC set forth in Clause 4.3.4. In the event that the JSC cannot agree to an appropriate course of action, the matter shall be shall be addressed under the dispute resolution procedures set out at Clause 26.

4.4	Neither the JPT nor the JSC shall have the authority to amend any of the terms and conditions of this Agreement or waive any rights of a Party under this Agreement.

5.	SCOPE AND CONDUCT OF FEASIBILITY STUDY

5.1	Subject to the terms and conditions of this Agreement, Vectura shall use Commercially Reasonable Efforts to conduct the Feasibility Study.

5.2	Subject to the terms and conditions of this Agreement, each Party shall use Commercially Reasonable Efforts to meet its obligations in the Study Plan.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

5.3	Each Party undertakes to perform its activities under the Study Plan in accordance with Applicable Laws.

5.4	The Parties agree and acknowledge that the provisions of the Study Plan are incorporated by reference into this Agreement and are subject to the terms and conditions of this Agreement. In the event of a conflict between the terms of the Study Plan and the terms of this Agreement, the terms of this Agreement shall prevail.

5.5	Any adjustments or amendments to the Study Plan shall be agreed by the JSC in writing. Where any amendment or adjustment affects the timelines set out in the Study Plan, the JSC shall amend the timelines accordingly.

5.6	Vectura shall be under no obligation to fulfil any of its obligations in the Study Plan unless and until it has received, in its reasonable and good faith opinion, sufficient quantities of the Physical Materials, the Pulmatrix Data and the Requirements by reference to the Study Plan. Any timelines specified in the Study Plan are estimates only, and are reliant upon delivery of the Physical Materials and/or the Pulmatrix Data and/or the Requirements, and shall be extended in the event of any delay in their delivery by the period of time required by Vectura to proceed with the Feasibility Study after delivery of the same. Vectura shall not be liable for any errors, delays or other consequences arising from Pulmatrix’s failure to provide documents, materials or information or to otherwise co-operate with Vectura in relation to the Feasibility Study.

5.7	The preparation of the Study Plan, all work proposed to be conducted under it, and the respective timelines for such work, are based on the assumptions set out therein. Should those assumptions change or prove to be incorrect and any delays result, any timelines shall be extended by a period of time considered reasonable by the JSC. Vectura shall not be liable for any errors, delays, or other consequences arising from such assumptions changing or proving to be incorrect, unless the errors, delays, or other consequences are the result of Vectura’s negligence, willful misconduct or breach of this Agreement.

5.8	If Vectura informs Pulmatrix in writing that despite using its Commercially Reasonable Efforts it is unable to achieve any given task in the Study Plan, the JSC shall promptly meet and discuss in good faith what, if any, further or alternative action or efforts should be taken by Vectura and the costs associated therewith. If Vectura is still of the opinion that it is unable to achieve any given task in the Study Plan with the said period of time, this Agreement shall automatically terminate.

5.9	Vectura shall have no obligation to conduct any work in excess of the Study Plan, and Vectura shall not be in breach of this Agreement if it does not conduct any such work.

6.	PHYSICAL MATERIALS AND PULMATRIX DATA

6.1	Pulmatrix shall deliver the Pulmatrix Data to Vectura, to an address specified by Vectura, as soon as practicable, but in no event later than fifteen (15) days from the Effective Date.

6.2	Pulmatrix shall deliver the Physical Materials to Vectura CPT (as defined in Incoterms 2010) to an address specified by Vectura, required for the Feasibility Study in such quantity as set out in the Study Plan.

6.3	All supplies of the Physical Materials shall be accompanied by analytical methods and a Material Safety Data Sheet containing the information referred to in this Clause 6.3 (“MSDS”) (all the foregoing being, the “Requirements”). Prior to receipt by Vectura of the Physical Materials, Pulmatrix shall provide to Vectura a MSDS which shall include all information known to Pulmatrix at the time about the hazardous and toxicological properties of the Physical Materials together with any and all procedures and warnings of which Pulmatrix has knowledge and which are necessary and desirable to help assure the safe handling and use of the Physical Materials.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

6.4	Pulmatrix shall promptly inform Vectura of any new information which may affect the Requirements and promptly update the Requirements to reflect the same. Vectura will handle the Physical Materials according to the Requirements and will inform Pulmatrix in writing of any adverse effects experienced by persons handling the Physical Materials. Should Vectura determine that the Physical Materials are more hazardous or contains more toxicological properties than as set out in the MSDS, Vectura may, without incurring any liability to Pulmatrix, suspend the Feasibility Study. In such an event, the Parties shall promptly meet and discuss in good faith what, if any, further or alternative measures should be taken by Vectura to accommodate the increased level of hazard or toxicity, PROVIDED ALWAYS THAT if the JSC does not agree, within a reasonable period, the scope and extent of such measures and the costs associated therewith, this Agreement shall terminate.

6.5	Pulmatrix shall ensure that all Physical Materials supplied by or on behalf of Pulmatrix to Vectura shall conform with all specifications reasonably required by Vectura, and the Requirements.

6.6	Vectura does not intend to conduct any incoming goods testing in relation to the Physical Materials. Notwithstanding the foregoing, if Vectura decides to conduct testing on the Physical Materials, Vectura shall carry out such testing within forty five (45) days of receipt of the same in order to test compliance with the Requirements. If Vectura reasonably believes as a result of any such testing that any Physical Materials do not comply with the Requirements, Specifications or are defective or damaged, Vectura shall promptly notify the same to Pulmatrix and Pulmatrix shall, at its sole cost and expense, replace any such defective Physical Materials. The foregoing is without prejudice to Vectura’s right to reject any such Physical Materials upon discovering a latent defect or other damage or defect not identifiable by the aforementioned testing. In respect of such Physical Materials, Pulmatrix shall at its sole cost and expense replace the same and reimburse Vectura for all reasonable costs and fees incurred by Vectura in the use of the defective Physical Materials supplied by or on behalf of Pulmatrix. Any timelines specified in the Study Plan shall be extended by the duration of any delay caused by the discovery and/or replacement of any defective Physical Material.

6.7	Risk of loss to the Physical Materials shall pass to Vectura upon delivery of the Physical Materials pursuant to Clause 6.2.

6.8	Pulmatrix shall be responsible for retaining appropriate samples of each delivery of Physical Materials for the longer of seven (7) years or as is otherwise required by Applicable Laws.

7.	UPDATES AND OWNERSHIP OF DATA

7.1	The Feasibility Study Data and any and all other data generated during the conduct of this Agreement (including, if applicable, in relation to the Development, Regulatory and Commercialisation Plan) (the “Study Data”) shall be owned by Vectura subject to Clause 7.3 and without prejudice to the Intellectual Property ownership rights set out in Clause 10.

7.2	On a monthly basis, or at such other frequency to be determined by the JSC, each Party shall provide the other with an interim report detailing the progress of the Feasibility Study (“Feasibility Study Updates”). Formal reports that may include final results and data in respect of given tasks or items in the Study Plan (“Feasibility Study Reports”) will be exchanged by the Parties in accordance with the Study Plan.

7.3	Vectura hereby grants to Pulmatrix a non-exclusive, non-sub-licensable, licence to the Study Data to fulfil its obligations under this Agreement.

8.	FURTHER WORK / DEVELOPMENT, REGULATORY AND COMMERCIALISATION PLAN

8.1	Vectura shall use the Feasibility Study Data solely for the purpose of determining whether to proceed with further development under the Development, Regulatory and Commercialisation Plan upon Completion.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

8.2	For the purposes hereof, if the Parties agree that all of the Completion Criteria have been met, then “Completion” shall have occurred. .

8.3	At any time prior to Completion being met, or for a period of no longer then three (3) months after Completion, Vectura and Pulmatrix shall discuss and agree, in good faith, the Development, Regulatory and Commercialisation Plan. An initial draft is provided as an annex to Schedule 1.

8.4	Notwithstanding Clause 8.3 or any provision hereof, and save as set out in Clause 8.5, in any event and at all times, Vectura shall be solely responsible for, and shall take, and shall be entitled to take, all decisions in its sole discretion in relation to any and all further development, regulatory compliance and commercialisation of any Products, at its sole cost, including without limitation:

8.4.1	the selection of, and tech transfer to, a development and Manufacturing site;

8.4.2	Manufacturing scale up;

8.4.3	Manufacturing of clinical trials materials;

8.4.4	validation activities;

8.4.5	performance of all non-clinical and clinical work ;

8.4.6	compilation of the regulatory dossier, submission of the regulatory dossier to the Regulatory Authority, the registration process;

8.4.7	holding and maintaining any and all Marketing Authorisations;

8.4.8	promotion, marketing and commercialisation of the Product;

8.4.9	choosing any sub-contractors or Sub-Licensees; and

8.4.10	any and all other activities desirable or required in order to commercialise, promote, market and sell the Product,

in each case in respect of a Product in or for the Territory, whether through a Sub-Licensee or otherwise.

8.5	Pulmatrix shall be responsible, at its sole cost and expense, for:

8.5.1	providing reasonable support to Vectura in respect of Vectura’s responsibilities and rights under Clause 8.4 and otherwise as set out in this Agreement; and

8.5.2	without limiting the foregoing, giving all reasonable and necessary assistance to Vectura with regard to the transfer of the development and Manufacture of Products to Vectura and/or its Sub-Licensee(s) (and any Third Party agreement relating thereto, including spray drying by a Third Party appointed by Pulmatrix).

8.6	If applicable, each Party undertakes to perform its activities under the Development, Regulatory and Commercialisation Plan in accordance with Applicable Laws.

8.7	If applicable, the Parties agree and acknowledge that the provisions of the Development, Regulatory and Commercialisation Plan are incorporated by reference into this Agreement and are subject to the terms and conditions of this Agreement. In the event of a conflict between the terms of the Development, Regulatory and Commercialisation Plan and the terms of this Agreement, the terms of this Agreement shall prevail.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

9.	PAYMENTS AND AUDIT OF RECORDS

9.1	Vectura shall pay to Pulmatrix the following one-off technology access fee of one million US dollars ($1,000,000) payable within forty five (45) days of Completion.

9.2	Until the last to expire of the Patents in the Territory, Vectura shall pay to Pulmatrix fifteen per cent (15%) of any and all Vectura Revenues (the “Royalty Term”).

9.3	Beginning at the end of the first Calendar Quarter in which the first Vectura Revenues are received, and in each Calendar Quarter thereafter in which Vectura Revenues are received and until the expiry of the Royalty Term, payments in respect of Clause 9.2 shall be made by Vectura in accordance with the terms herein. Within sixty (60) days following the end of each such Calendar Quarter, Vectura shall:-

9.3.1	provide Pulmatrix with a report, summarising the Vectura Revenues received in such Calendar Quarter; and

9.3.2	a calculation of the share of such Vectura Revenues due to Pulmatrix in accordance with Clause 9.2.

9.4	On receipt by Pulmatrix of the report referred to in Clause 9.3, Pulmatrix shall issue an invoice for such payment of the share of Vectura Revenues due to Pulmatrix as detailed therein. Vectura shall pay the same within thirty (30) days of receipt of such invoice.

9.5	Invoices shall be issued by Pulmatrix by email in PDF with a confirmatory paper copy sent by post.

9.6	Vectura shall make all payments due under this Agreement to a bank account nominated in writing by Pulmatrix at the time of issuing the invoice.

9.7	If Vectura fails to make any payment due under this Agreement in full by the due date then Pulmatrix may charge Vectura interest on any amount unpaid at the rate of 3% per annum above LIBOR from the time payment was first due until payment in full is received by Pulmatrix. In the event Vectura fails to make any payment due under this Agreement within one hundred twenty (120) days of the due date (inclusive of any permitted cure period under Clause 14), Pulmatrix shall have the right to terminate this Agreement unilaterally.

9.8	Vectura will make all payments to Pulmatrix under this Agreement without deduction or withholding of taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment. Any such obligation to withhold is and remains a duty of Vectura.

9.9	Any tax required to be withheld on amounts payable under this Agreement will promptly be paid by Vectura on behalf of Pulmatrix to the appropriate governmental authority, and Vectura will furnish Pulmatrix with proof of such tax payment within ten (10) days of receipt of the proof of such payment. Any tax required to be withheld will be an expense of and be borne by Pulmatrix.

9.10	Pulmatrix and Vectura will cooperate with respect to all documentation required by any tax authority or reasonably requested by Pulmatrix or Vectura to secure a reduction in the rate of applicable withholding taxes or recovery of VAT and other sales or indirect taxes. The cost of any delays in supplying such required documentation will be borne by the Party required to provide such information.

9.11	All amounts in this Agreement are stated exclusive of VAT and other sales or other indirect taxes. If any such taxes are payable on the payments under this Agreement then Vectura shall be responsible for the payment of such taxes to Pulmatrix following receipt of a valid VAT (or other applicable tax) invoice from Pulmatrix.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

9.12	At the request of Pulmatrix, from time to time, Vectura shall permit an independent auditor appointed by Pulmatrix and reasonably acceptable to Vectura, upon reasonable notice and during business hours, to audit and examine such books and records of Vectura as may be necessary for verifying Vectura Revenues, if any, and other payment obligations under this Agreement, paid in a period not exceeding three years prior to the date of such request but no more frequently than once every calendar year at Pulmatrix’s sole expense. All non-public information made available by Vectura as part of any such audit, as part of any other reports (whether written or non-written), or otherwise under this Agreement shall be regarded as Vectura’s Information and the auditor shall not use any such information for any purpose other than determining whether Vectura has complied with its obligations hereunder. In the event that such auditor concludes that an underpayment or overpayment was made, the auditor will specify such under- or over-payment in a written report, along with the information on which such conclusion is based. This report will be shared promptly with Vectura. If Vectura Revenues are determined to have been underreported by more than five percent (5%) of the total due for the applicable period, Vectura will pay for the cost of any such audit. For clarity, Vectura will provide such auditor full access to each and every sublicense, and all other documentation necessary to conduct a complete and thorough audit.

9.13	If Vectura intends to sell the Product in the Territory itself rather than through a Sub-Licensee, it shall notify Pulmatrix in writing and the Parties shall negotiate appropriate terms for amounts to be paid by Vectura during the Royalty Term, including a definition of net sales and a royalty rate payable thereon. Clauses 9.3 to 9.12 shall apply to such payments to the same extent such clauses apply to Vectura Revenues.

10.	INTELLECTUAL PROPERTY RIGHTS AND OWNERSHIP RIGHTS

10.1	Vectura shall retain and own exclusive ownership of the Vectura IP. Pulmatrix shall retain and own exclusive ownership of Pulmatrix IP.

10.2	It is agreed that neither Party transfers by operation of this Agreement any right to any discoveries, copyright, inventions, innovations, patents, patent applications, methods, techniques, ideas and/or other Intellectual Property that either Party owns or controls prior to the Effective Date or which it develops independently of this Agreement after the Effective Date. Neither Party grants the other any right under any patent, copyright, nor other Intellectual Property owned or controlled by such Party, except as expressly provided for in this Agreement.

10.3	Vectura may file patent applications in relation to the Vectura IP. Pulmatrix hereby agrees to not do, nor omit to do, any act or thing to prejudice or otherwise adversely affect Vectura’s rights to Vectura IP, including but not limited to in the course of making any patent applications, the prosecution, maintenance, enforcement or defence of such applications or patents which arise therefrom or any other filings.

10.4	Each Party will notify the other Party, and will require its Affiliates and Sublicensees to notify it, promptly in writing upon becoming aware of any alleged or threatened infringement or violation by a Third Party of any Pulmatrix IP or Vectura IP. Pulmatrix shall have the first right to enforce any such patent in the Pulmatrix IP against any infringement or alleged infringement or other violation thereof in the Territory. If Pulmatrix does not exercise such right with sixty (60) days of becoming aware of such alleged or threatened infringement, such right shall pass to Vectura, its Affiliates or Sublicensee(s). Vectura shall reasonably cooperate in any such litigation brought by Pulmatrix, including, without limitation, joining any such suit in the Territory, at Pulmatrix’s request and expense. Vectura shall have the first right, but not the obligation, to institute or defend infringement actions against Third Parties relating to the Vectura IP (the “Actions”) at Vectura’s sole cost and expense in the Territory. Pulmatrix shall reasonably cooperate in any such litigation, including, without limitation, joining any such suit in the Territory, at Vectura’s request and expense. Vectura shall not be in breach of this Agreement if it does not institute or defend the same.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

10.5	Pulmatrix shall promptly:

10.5.1	disclose to Vectura in writing the details of any developments constituting Vectura IP upon their creation and Actions upon becoming aware of the same; and

10.5.2	provide reasonable assistance to Vectura upon request, at its own cost and expense in relation to Clauses 10.4 and 10.5.

10.6	Neither Party shall do, or omit to do, any act or thing to prejudice or otherwise adversely affect the other Party’s Intellectual Property, including without limitation Vectura’s rights to Vectura IP, including but not limited to in the course of making any patent applications, the prosecution, maintenance, enforcement or defence of such applications or patents which arise therefrom or any other filings.

10.7	If either (i) any Product developed, made, commercialized or otherwise exploited by or under authority of Vectura becomes the subject of a Third Party’s claim or assertion of infringement of a patent relating to the manufacture, use, sale, offer for sale or importation of such Product in the Territory, or (ii) if a declaratory judgment action is brought naming either Party as a defendant and alleging invalidity of any of the Patents in the Territory, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action. Unless the Parties otherwise agree in writing, Vectura shall have the first right but not the obligation to defend itself against such claim. If Pulmatrix is named in such legal action but not Vectura, then Vectura shall have the right to join, at its own expense, any such legal action and to be represented in such action by its own counsel. Neither of the Parties shall enter into any settlement of any claim described in this Clause in the Territory that admits to the invalidity, narrowing of scope or unenforceability of the Patents or this Agreement, incurs any financial liability on the part of the other Party or requires an admission of liability, wrongdoing or fault on the part of the other Party without such other Party’s prior written consent. In any event, the other Party shall reasonably assist the Defending Party and cooperate in any such litigation at the Defending Party’s cost and the Defending Party shall reimburse the other Party’s reasonable, documented, out-of-pocket costs associated therewith.

10.8	All Pulmatrix IP created or developed during the course of this Agreement shall automatically be deemed (a) assigned and transferred to Pulmatrix and shall be the property of Pulmatrix and (b) licensed to Vectura during the Term of this Agreement pursuant to the terms of Clause 3.1. Without limiting the foregoing, Vectura will provide all reasonable and necessary assistance to Pulmatrix at Pulmatrix’s expense to facilitate the transfer of any such Pulmatrix IP to Pulmatrix and otherwise help demonstrate Pulmatrix’s ownership of such Pulmatrix IP.

11.	CONFIDENTIALITY AND PUBLICITY

11.1	Neither Party (the “Receiving Party”) shall disclose to any Third Party, and/or use for any purpose other than to perform its obligations under this Agreement, any Information (as defined in Clause 11.2) of the other Party (“Disclosing Party”), without the prior written consent of the Disclosing Party. Notwithstanding the foregoing, the Receiving Party may disclose the Disclosing Party’s Information to such of its employees, and employees of its Affiliates and sub-contractors who need to know the same to carry out such purpose and who are bound by obligations no less strict than those set out herein.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

11.2	The Receiving Party undertakes to treat all information and materials, including without limitation scientific, technical, commercial and/or other information, data, documents, results, regulatory, or legally sensitive information, practices, procedures, software and other business information including, but not limited to specifications, compounds, ingredients, formulae, recipes, samples, reports, methods, strategies, plans, documents, drawings, machines, tools, models, inventions, patent disclosures, materials received from the Disclosing Party and obtained in connection with this Agreement and owned or belonging to the Disclosing Party or disclosed by it under a right of disclosure from a Third Party (hereinafter “Information”) as confidential in accordance with Clause 11.1 except for Information which the Receiving Party is able to demonstrate:

11.2.1	was already rightfully in the possession of the Receiving Party at the time it was acquired from the Disclosing Party as evidenced by the Receiving Party’s written records;

11.2.2	is already generally available to the public, or subsequently becomes so available without default on the part of the Receiving Party;

11.2.3	is received by the Receiving Party from a Third Party who did not acquire it directly or indirectly from the Disclosing Party in confidence; or

11.2.4	is developed by the Receiving Party, independently from and without access to the Information disclosed as evidenced by the Receiving Party’s written records.

11.3	The obligations in Clauses 11.1 and 11.2 shall not apply to Information of the Disclosing Party that: (i) is submitted by the Receiving Party to a Regulatory Authority to facilitate the issuance of, or otherwise in connection with, a Marketing Authorisation or any other regulatory approvals of the Study Product and/or Product, provided, that, reasonable measures shall be taken to assure confidential treatment of such Information; or (ii) is otherwise required to be disclosed in compliance with Applicable Laws (including for the avoidance of doubt, the requirements of the London Stock Exchange, NASDAQ, or any other stock exchange on which securities issued by the Receiving Party are traded) or order by a court or other Regulatory Authority having competent jurisdiction; provided, that, if the Receiving Party is required to make any such disclosure of the disclosing Party’s information the Receiving Party will give reasonable advance written notice to the Disclosing Party of such disclosure requirement (to the extent permitted by law).

11.4	Neither Party will use, nor authorize others to use, the name, symbols, or marks of the other Party in any advertising or publicity material or make any form of representation or statement to a Third Party with regard to this Agreement without that other Party’s prior written consent.

11.5	The Parties have agreed to a press release for issue by each of the Parties upon the Effective Date, which are attached hereto as Schedule 5 and agree to a strategy for subsequent press releases to be made upon reaching agreed milestones in the Plans (taking into account that each of Vectura and Pulmatrix is subject to public company listing rules which require Vectura Group PLC and Pulmatrix to issue press releases in certain situations). Each Party shall be able to disclose the identity of the other Party, a summary of the financial terms of this Agreement and the class of drug. Each Party shall acknowledge the contribution of the other Party in publicly available information. Following commercial launch of the Product, the Parties may report sales in the Territory.

11.6	Subject to Clause 11.5, neither Party shall make any press release concerning this Agreement or the subject matter hereof without the prior written consent of the other Party.

11.7	Pulmatrix shall notify Vectura if it intends to make any public announcement with respect to the exploitation by or on behalf of Pulmatrix outside the Territory of: (a) tiotropium alone or in combination; and/or (b) [*****].

11.8	The confidentiality obligations of this Clause 11 shall survive termination of this Agreement for a period of ten (10) years.

12.	WARRANTIES

12.1	Pulmatrix hereby represents and warrants that:

12.1.1	it is able to grant the licences under Clause 3.1 and that Vectura is permitted to use the Requirements, Physical Materials, Pulmatrix Data and Pulmatrix’s Information;

12.1.2	at the Effective Date it has no actual knowledge that any of the Intellectual Property in the Pulmatrix IP (including the Patents) are or may be invalid or that the exercise by Vectura of the licences granted to it under Clause 3.1 will infringe any Third Party Intellectual Property;

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

12.1.3	the Requirements, Physical Materials, Pulmatrix Data and Information supplied to Vectura or its designee hereunder are owned by Pulmatrix and are not subject to any charge or lien; the Requirements, Pulmatrix Data and other Information provided by Pulmatrix is up to date, accurate and contain all information necessary and reasonably required for Vectura to perform the Feasibility Study and development under the Development, Regulatory and Commercialisation Plan safely in accordance with the terms hereof; and

12.1.4	at the Effective Date, it has no actual knowledge that the use of the Physical Materials and/or Pulmatrix Data by Vectura in accordance with the Study Plan will infringe the rights of any Third Parties.

12.2	Vectura hereby represents and warrants that:

12.2.1	it has the capacity and power to receive the Pulmatrix IP and is not under any obligation by or to third party, to disclose, license, assign, or otherwise reveal or transfer to any Third Party any Pulmatrix IP, except as permitted under this Agreement; and

12.2.2	it not presently and will not become, and will not authorize any Affiliate or Sublicensee to become, a party to any agreement that materially prohibits or restricts the exploitation of the Pulmatrix IP in the Territory as contemplated under this Agreement.

12.3	The Parties hereby represent and warrant that each has all consents and authorisations necessary to perform its obligations hereunder and that it shall comply with Applicable Laws.

12.4	Pulmatrix acknowledges that the Feasibility Study and, if applicable, any development under the Development, Regulatory and Commercialisation Plan is experimental and exploratory in nature and that Vectura makes no representation or warranty that it shall be successful, that the time lines will be met nor that it shall result in any Study Products or Products or at all. Except as expressly set forth in this Agreement, and as between Vectura and Pulmatrix, all Study Products or Products are Manufactured, and any advice is provided, by Vectura, with no representations or warranties, express or implied, including any warranty of merchantability or fitness for a particular purpose.

12.5	Except as expressly provided herein, all representations, warranties, conditions or other terms implied by statute, common law or otherwise are excluded to the fullest extent permitted by law.

13.	LIABILITY, INDEMNITY,INSURANCE AND LIMITATION ON LIABILITY

13.1	Save to the extent covered by Clause 13.2, Pulmatrix shall fully indemnify, on demand, and keep indemnified Vectura, its Affiliates and their respective officers, directors, employees and agents against any and all losses, claims, actions, demands, suits or causes of action brought by a Third Party for damages arising out of or relating to: (i) Vectura’s proper use, application, storage or disposal of the Requirements, the Physical Materials, the Pulmatrix Data and/or any Information supplied by or on behalf of Pulmatrix or Pulmatrix’s use of the Study Products; (ii) any breach by Pulmatrix of its representations, warranties or covenants hereunder; (iii) the negligence or wilful misconduct of Pulmatrix, its Affiliates and their respective officers, directors, employees, contractors and agents; (iv) Pulmatrix’s or any entity’s manufacture, use, application, storage or disposal of the Study Products; or (v) any alleged or actual infringement of Third Party Intellectual Property in the Pulmatrix Technology by Vectura’s or its Affiliates’ or Sub-Licensee’s or sub-contractor’s proper use of the same as contemplated herein.

13.2

Save to the extent covered by Clause 13.1 and subject to Clause 13.4, Vectura shall fully indemnify, on demand, and keep indemnified Pulmatrix, its Affiliates and their respective officers, directors, employees and agents against any and all losses, claims, actions, demands, suits or causes of action brought by a Third Party for damages arising out of or relating to: (i) the

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

negligence, recklessness or wilful misconduct of Vectura, its Affiliates and their respective officers, directors, employees, contractors and agents or (ii) the development, Manufacture, transfer, use, handling, storage, sale or other disposition of the Product by or on behalf of Vectura or any of its Affiliates, Sublicensees, agents, and contractors.

13.3	Under no circumstances shall either Party be liable to the other under any legal or equitable claim or cause of action, whether in contract, tort or otherwise, for punitive, indirect, special, incidental or consequential damages (including, without limitation, loss of profits), unless caused by gross negligence or wilful misconduct.

13.4	Except in the case of death or personal injury caused by Vectura’s negligence or fraud of Vectura or Vectura’s willful and intentional breach of Section 10 this Agreement, Vectura’s total liability in contract, tort (including negligence), misrepresentation, restitution or otherwise arising in connection with the performance, or contemplated performance, of this Agreement shall be limited to US$2,000,000. Vectura shall not be liable for any losses, claims, actions, demands, suits or causes of action arising from or otherwise related to the Physical Materials and/or Pulmatrix Data supplied by or on behalf of Pulmatrix, provided that any use of the Physical Materials and/or Pulmatrix Data are used according to Pulmatrix’s instructions, if any, and only for the purposes contemplated herein.

13.5	From the Effective Date and then extending for a period of seven (7) years after termination of this Agreement, each of the Parties shall maintain such policies of insurance including product liability insurance, with respect to its activities under this Agreement in amounts reasonably appropriate to the conduct of its business in accordance with industry standards (which shall be no less than $3 million per occurrence and in the aggregate with an annual aggregate of $3 million per year for product liability claims). Notwithstanding the foregoing, prior to commencing clinical trials, each of the Parties shall increase the amount of such coverage to $10 million per occurrence and in the aggregate with an annual aggregate of $10 million per year for product liability claims.

14.	TERM AND TERMINATION

14.1	Each Party shall be entitled to terminate this Agreement, without prejudice to any other rights to terminate this Agreement, with immediate effect by written notice to the other Party in the event:

14.1.1	that the other Party commits a material breach or default in the performance of this Agreement, and in case of a breach capable of remedy, fails to remedy the same within thirty (30) days after receipt of a written notice thereof from the Party not in breach giving full particulars of the breach and requiring it to be remedied; or

14.1.2	of insolvency of, assignment for the benefit of creditors by, or the initiation of administration proceedings by or against, the other Party.

14.2	Vectura shall be entitled without prejudice to any other rights under this Agreement, to terminate this Agreement for any reason upon provision of three (3) months’ notice of such termination to Pulmatrix in writing.

14.3	In the event that Vectura, or any of its Affiliates make any request for, or filing or declaration of, or undertake any action involving, any interference, opposition, challenges as to ownership, assertions of invalidity or unenforceability, revocation or reexamination relating to any Pulmatrix IP before any court, agency or other tribunal, then Pulmatrix shall have the right to immediately terminate this Agreement in its entirety by sending written notice of such termination to Vectura.

14.4	Upon termination or expiration of this Agreement, Vectura shall:

14.4.1	promptly refrain from using the Physical Materials, the Pulmatrix IP, the Pulmatrix Data and the Information of Pulmatrix;

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

14.4.2	promptly return to Pulmatrix, at Pulmatrix’s request and expense, the Pulmatrix Data and/or all documents containing solely Information of Pulmatrix or any other items put at Vectura’s disposal by Pulmatrix under this Agreement (including, but not limited to, any notes and summaries, print-outs or copies of information stored in electronic or computerized systems), except for one copy of each document to be retained by the Vectura in a confidential central file;

14.4.3	destroy or return to Pulmatrix, as per Pulmatrix’s request and expense, any remaining Physical Materials provided by Pulmatrix which remains in Vectura’s possession; and

14.4.4	provide a report of the results obtained until the termination or expiry (except if terminated by Vectura under Clause 14.1).

14.5	Upon termination or expiration of this Agreement, Pulmatrix shall:

14.5.1	promptly refrain from using the Vectura IP and/or any Device to which it may have access, and the Information of Vectura; and

14.5.2	promptly return to Vectura, at Vectura’s request and expense, all documents containing Information of Vectura or any other items put at Pulmatrix’s disposal by Vectura under this Agreement (including, but not limited to, any notes and summaries, print-outs or copies of information stored in electronic or computerized systems).

14.6	Notwithstanding the foregoing, Pulmatrix and Vectura will fulfil their respective obligations under Clause 10, including the notification of all inventions developed as a result of the work conducted by or on behalf of Vectura under this Agreement.

14.7	Termination or expiration of this Agreement shall not release either Party of any obligations in relation to this Agreement incurred prior thereto, except as specifically provided herein, nor of any other obligation which, by its terms, is understood to survive the termination or expiration of this Agreement. The provisions of Clauses 7, 10, 11, 13, 14.4 to 14.7, 16, 18 and 26 shall survive termination or expiration of this Agreement.

15.	FURTHER ASSURANCE

Pulmatrix shall, at its own cost and expense, and shall use all reasonable endeavours to procure that any necessary Third Party shall, promptly execute and deliver such documents and perform such acts as may be required for the purpose of giving full effect to this Agreement.

16.	NOTICES

All notices in connection with this Agreement (“Notice”) shall be in writing and sent by registered mail or courier service to the other Party. The Notice shall be deemed to have been properly served if addressed to:

Pulmatrix:

Robert Clarke

Chief Executive Officer

Pulmatrix, Inc.

99 Hayden Avenue

Suite 390

Lexington, MA 02421

USA

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

With a copy to:

Mr. Kevin O’Driscoll

Pulmatrix, Inc.

99 Hayden Avenue, Suite 390

Lexington, MA 02421

Email: kodriscoll@pulmatrix.com

and

Rick Werner, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza

New York, NY 10112

Email: Rick.Werner@HaynesBoone.com

Vectura:

Attention: Chief Executive Officer

Vectura Limited

One Prospect West

Chippenham

Wiltshire

SN14 6FH

United Kingdom

With a copy to:

General Counsel

Vectura PLC

46-48 Grosvenor Gardens

London SW1W 0EB

United Kingdom

or such other address or addresses of which each Party shall have given written notice not less than 7 (seven) days before the Notice is dispatched. Any such Notice will be deemed to be given when delivered by post or courier service. However, Notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that premises.

17.	INDEPENDENT CONTRACTOR

For the purposes of this Agreement, each Party shall be an independent contractor and not an agent or employee of the other Party. Neither Party shall have any authority nor any power to make any statements, representations or commitments of any kind, or to take any action which is binding on the other Party, except as may be explicitly provided for herein or authorised by the other Party in writing.

18.	ENTIRE AGREEMENT, MODIFICATIONS AND AMENDMENTS

This Agreement (including the CDA and the Study Plan and, if applicable, the Development, Regulatory and Commercialisation Plan) sets forth the entire agreement between the Parties with respect to the transactions and arrangements contemplated herein and supersedes all prior oral and written arrangements. No variation, amendment or modification to this Agreement shall be valid or binding upon the Parties unless made in writing and duly signed by the representatives of such Parties.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

19.	SEVERABILITY

19.1	If any provision of this Agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

19.2	If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with the minimum modification necessary to make it legal, valid and enforceable.

20.	ASSIGNMENT AND SUB-CONTRACTING

20.1	Subject to Clause 20.2, this Agreement and all rights and obligations hereunder are personal to the Parties hereto and may not be assigned or sub-contracted without the prior written consent of the other Party hereto, except that a Party shall be entitled to assign, sub-contract or delegate this Agreement or any part thereof to its Affiliates, or any Third Party taking over all or substantially all of its business, provided such Affiliate, or Third Party, agrees to be bound by all terms and conditions hereof and in the case of a Party sub-contracting, such Party shall be and remain liable to the other for the acts and omissions of the sub-contractee and where the context so permits a reference to such Party herein shall include a reference to the sub-contractee. The identity of the Affiliate, or Third Party, to whom a Party assigns or sub-contracts this Agreement in accordance with the foregoing shall be notified in writing to the other Party upon such assignment or sub-contracting. Any assignment or sub-contracting, or attempt at same, in the absence of such prior written consent shall be void and without effect.

20.2	Notwithstanding Clause 20.1, Vectura shall be freely entitled (without having to obtain Pulmatrix’s consent) to sub-contract, delegate or sub license this Agreement or any part thereof provided such sub-contractee or Sub-Licensee agrees to be bound by all terms and conditions hereof and provided that Vectura shall be and remain liable to Pulmatrix for the acts and omissions of the sub-contractee or Sub-Licensee and where the context so permits a reference to Vectura herein shall include a reference to the sub-contractee or Sub-Licensee. The identity of each sub-contractee shall be notified to Pulmatrix by Vectura upon such sub-contracting and Clause 3.4 shall apply in respect of Sub-Licensee(s).

21.	WAIVER

No actual or implied waiver by any Party in one or more instances of any of the provisions of this Agreement or the breach thereof shall be construed to be a waiver of any subsequent or prior breach of the same or any other provision of this Agreement. Furthermore, in case of waiver of a particular provision, all other provisions of this Agreement will continue in full force and effect.

22.	THIRD PARTY RIGHTS

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement and no person other than the Parties shall have any rights under it.

23.	FORCE MAJEURE

Neither Party shall be responsible or liable to the other hereunder for any failure or delay in the performance of its obligations under this Agreement due to any contingency beyond such Party’s reasonable control, such as war, fire, accident or other casualty, or act of God. In the event of the applicability of this Clause 23, the Party affected by such force majeure shall use reasonable efforts, consistent with good business judgment, to eliminate, cure and overcome any of such causes and resume performance of its obligations. Such force majeure occurrence shall immediately be notified to the other Party and in the event that a force majeure occurrence continues for a period of thirty (30) days or more, the Parties shall meet and discuss in good faith what, if any, measures should be taken to overcome such occurrence. If within such thirty (30) days the Parties cannot agree on such measures, the Party not affected may terminate this Agreement.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

24.	ANTI-BRIBERY

The Vectura Group, of which Vectura is a member, is committed to running a business free from discreditable behaviour of any kind and Pulmatrix confirms that it shares Vectura’s commitment in respect of its own business dealings. In particular, Pulmatrix warrants that it is not associated with bribery or the commissioning of any acts of bribery, nor does it associate with any party in relation to such matters. Pulmatrix undertakes that it will not commit nor commission any act of bribery and will take all reasonable steps to ensure that all of its and its Affiliates’ officers, employees, sub-licensees and agents and any other associated persons act accordingly. Pulmatrix shall notify Vectura promptly in writing in the event of any breach of this provision and shall provide all relevant information relating to such breach as Vectura requests and shall co-operate with Vectura and any relevant public authorities in relation thereto.

25.	ANTI-SLAVERY

25.1	With regard to its activities carried out in relation to this Agreement, Pulmatrix shall, and shall procure that its Affiliates and their respective officers, employees, sub-licensees and agents and any other associated persons, comply with applicable laws by which it is bound that concern slavery. In the case of the United Kingdom, these laws include the Modern Slavery Act 2015. If there is no applicable law which binds Pulmatrix or its Affiliates in relation to such matters, then Pulmatrix shall comply with the Modern Slavery Act 2015 in respect of that matter.

25.2	Pulmatrix shall notify Vectura promptly if it becomes aware that it is in material breach of Clause 25.1 and shall (i) promptly provide to Vectura such relevant information relating to such breach as Vectura reasonably requests and (ii) co-operate with Vectura and any relevant public authorities in relation thereto.

26.	JURISDICTION AND DISPUTE RESOLUTION

26.1	Any dispute which is not under the decision making power of the JSC shall be determined by the dispute resolution procedure hereinafter set out:

26.1.1	either Party shall give to the other written notice of the dispute, setting out its nature and full particulars (“Dispute Notice”), together with relevant supporting documentation. On service of the Dispute Notice the Parties’ executive officers shall attempt in good faith to resolve such dispute; and

26.1.2	if the executive officers are for any reason unable to resolve the dispute within 30 days of it being referred to them, either Party may take such further steps as it considers appropriate to resolve such dispute, including the initiation of court proceedings in compliance with Clause 26.3.

26.2	This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

26.3	The Parties agree that any dispute or claim arising out of or in connection with this Agreement which is not resolved by the applicable dispute resolution procedure hereunder shall be settled exclusively by the courts of England.

[signatures appear on following page]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers, each copy of which shall for all purposes be deemed to be an original.

VECTURA LIMITED	PULMATRIX INC

By:	By:
Name: Andrew Derodra	Name:
Title: Chief Financial Officer	Title:
Date: September 2017	Date:

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

SCHEDULE 1

STUDY PLAN

[*****]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Annex to Schedule 1 – Initial Draft of Development, Regulatory and Commercialisation Plan

[*****]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

SCHEDULE 2

PHYSICAL MATERIALS AND PULMATRIX DATA

PART 1 – PHYSICAL MATERIALS

[*****]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

PART 2 – PULMATRIX DATA

[*****]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

PATENTS

Pulmatrix ID #	Application No.	PCT Filing Date	US Filing Date	Title	Status	Patent No.	Patent Issue Date
PUL 115US	13/876,312	29-Sep-11	27-Mar-13	MONOVALENT METAL CATION DRY POWDERS	Granted	US 9,642,798	9-May-17

PUL 131US	14/870,736	13-Mar-14	30-Sep-15	TIOTROPIUM DRY POWDERS	Granted	US 9,737,518	22-Aug-17
PUL 138US	15/517,724	7-Oct-15	7-Apr-17	ACID CONTENT ADDITION TO TRIOTROPIUM CONTAINING DRY POWDERS	active	Not yet approved

PUL 139US	15/517,728	7-Oct-15	7-Apr-17	STABILITY OF DRY POWDERS CONTAINING TIOTROPIUM AND LEUCINE	active	Not yet approved

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

SCHEDULE 4

COMPLETION CRITERIA

[*****]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Characterisation of Bulk Formulations Pre-Filling

[*****]

Stage 1

[*****]

Stage 2

[*****]

Stage 3

[*****]

[*****]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

SCHEDULE 5

PRESS RELEASES

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Vectura Group plc

Vectura announces major new tiotropium bromide DPI development programme accelerated through licensing of Pulmatrix technology

Chippenham, UK – 6 September 2017: Vectura Group plc (LSE: VEC) (“Vectura”, “the Group”), an industry-leading device and formulation business for inhaled airways products, today announces it is progressing the development of a branded generic tiotropium bromide programme (VR410) for the US market which will be accelerated through an exclusive licence agreement with Pulmatrix Inc. (NASDAQ: PULM; “Pulmatrix”). Pulmatrix is a clinical-stage biopharmaceutical company that has been developing PUR0200, its once-daily, inhalable iSPERSE™ formulation of tiotropium bromide for COPD patients.

VR410

Vectura’s innovative dry power inhaler (“DPI”) device technology will be used to deliver PUR0200. VR410 is a branded generic alternative to Spiriva® HandiHaler®1 in the US.

In addition, under the agreement Vectura may develop the PUR0200 formulation in combination with one or more other active pharmaceutical ingredients. This provides Vectura with the opportunity for future additional combination assets to compete in the growing US LAMA/LABA market, worth $407m in 20162. This development will be actively pursued once the monotherapy project is established.

Pulmatrix will provide the data package for PUR0200 and assist with the transfer of development and manufacturing activities to Vectura. As part of the agreement, a technology access fee of $1 million will be payable to Pulmatrix upon successful achievement of pre-agreed pharmaceutical development criteria, which will be capitalised as an intangible asset and amortised in line with the requirements of IFRS.

Vectura will commence development immediately and then plans to license VR410 and future VR410 assets to partners who would fund the remaining development and undertake commercialisation activities. After partnering, Vectura would pay Pulmatrix a mid-teen percentage share of any future revenues that Vectura receives from partners relating to the development and sale of VR410 and VR410-related products including any future combinations.

The Group does not expect a material impact on R&D expenditure for the feasibility study and early development prior to licensing.

James Ward-Lilley, Chief Executive Officer, commented:

“With this agreement Vectura now has active substitutable or branded generic development programmes for all the major established inhaled products in the US market. Tiotropium is one of the largest opportunities in the inhaled respiratory market and the agreement with Pulmatrix enables Vectura to accelerate its plans for both monotherapy and combination programmes. The development of inhaled generics requires specialised capabilities which are scarce in the industry but are core competencies of Vectura. Today’s announcement is part of the expanded generic portfolio enabled through the merger of Vectura and Skyepharma.”

- ENDS –

For enquiries, please contact

Vectura Group plc	+44 (0)1249 667700
Andrew Derodra – Chief Financial Officer Fleur Wood – Director Communications Elizabeth Knowles – Director Investor Relations and Analysis

Consilium Strategic Communications	+44 (0)20 3709 5700
Mary-Jane Elliott / Sue Stuart / Jessica Hodgson	vectura@consilium-comms.com

About Vectura

Vectura, a FTSE250 company listed on the London Stock Exchange (LSE: VEC), is an industry-leading device and formulation business for inhaled airways products offering a uniquely integrated inhaled drug delivery platform. With our extensive range of device and formulation technologies, integrated capabilities and collaborations, we are a leader in the development of inhalation products, increasing our ability to help patients suffering from respiratory diseases.

[1]	Spiriva® and HandiHaler® are registered trade marks of Boehringer Ingelheim
[2]	Source: IMS MIDAS 2017

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Vectura has eight inhaled, four non-inhaled and ten oral products marketed by partners with growing global royalty streams. The group has a diverse portfolio of drugs in clinical development, including a number of novel and generic programmes which are partnered with several global pharmaceutical and biotechnology companies including Hikma, Novartis, Sandoz, Mundipharma, Kyorin, Baxter, GSK, UCB, Ablynx, Grifols, Bayer, Chiesi, Almirall, Janssen, Dynavax and Tianjin KingYork along with two wholly owned nebulised development programmes.

About tiotropium bromide

Tiotropium bromide is the active ingredient in Spiriva®. Tiotropium bromide is a once-daily, inhaled, long-acting muscarinic receptor antagonist (LAMA), used as maintenance therapy to control symptoms of chronic obstructive pulmonary disease (COPD). Gross US sales and volumes for the LAMA class in 2016 were $3.6bn and 13.3m units respectively, dominated by tiotropium bromide3. Tiotropium bromide is the active ingredient in Spiriva® Handihaler®, in the US market the last Orange Book4 listed patent currently expires on Apr 19, 2030. Total US Spiriva sales in 2016 were $1.9bn.5

About PUR0200

PUR0200 is Pulmatrix’s once-daily, inhalable iSPERSE™ reformulation of tiotropium bromide for COPD patients. PUR0200 may be developed as a branded alternative to Spiriva® HandiHaler® in the US.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is focused on advancing treatments for rare diseases, including PUR1900, an inhaled anti-fungal for patients with cystic fibrosis (CF) and severe asthma, and PUR1800, a narrow spectrum kinase inhibitor for patients with COPD. In addition, Pulmatrix is pursuing opportunities in major pulmonary diseases through collaborations, including PUR0200, a branded generic in clinical development for COPD. Pulmatrix’s product candidates are based on iSPERSE™, its proprietary dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximising local concentrations and reducing systemic side effects to improve patient outcomes.

Forward-looking statements

This press release contains forward-looking statements, including statements about the discovery, development and commercialisation of products. Various risks may cause Vectura’s actual results to differ materially from those expressed or implied by the forward-looking statements, including: adverse results in clinical development programmes; failure to obtain patent protection for inventions; commercial limitations imposed by patents owned or controlled by third parties; dependence upon strategic alliance partners to develop and commercialise products and services; difficulties or delays in obtaining regulatory approvals to market products and services resulting from development efforts; the requirement for substantial funding to conduct research and development and to expand commercialisation activities; and product initiatives by competitors. As a result of these factors, prospective investors are cautioned not to rely on any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

[3]	Source: IMS MIDAS 2017
[4]	Source: FDA Orange Book: Approved Drug Products with Therapeutic Equivalence Evaluations
[5]	Source: Evaluate Pharma, estimated

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

September 6, 2017

Pulmatrix Licenses Inhaled COPD Drug PUR0200 to Vectura Group plc

The agreement will accelerate the development of the innovative inhaled drug

LEXINGTON, MA – Pulmatrix, Inc. (NASDAQ: PULM), a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary diseases, today announced that it has partnered with Vectura Group plc (LSE: VEC) (“Vectura”) to develop Pulmatrix’s drug candidate, PUR0200, for chronic obstructive pulmonary disease (COPD) for the U.S. market. Vectura and/or its partners will be responsible for all future development costs to advance the product for the U.S.

Pulmatrix will provide the data package for PUR0200 and assist with the transfer of development and manufacturing activities to Vectura. As part of the agreement, a technology access fee of $1 million will be payable to Pulmatrix upon successful achievement of pre-agreed pharmaceutical development criteria. Vectura will commence development immediately and will pay Pulmatrix a mid-teen percentage share of any future revenues that Vectura receives relating to future development and sale of PUR0200 and PUR0200-related products including future combinations.

“Vectura has deep experience with inhaled drugs and innovative dry powder delivery technologies which makes them an optimal partner to advance PUR0200 as a better product for COPD patients,” explained Robert W. Clarke, Ph.D., Chief Executive Officer of Pulmatrix. “By out-licensing the program to Vectura, PUR0200 is in the hands of a partner with a demonstrated ability to develop drugs for COPD and allows Pulmatrix to focus on our product pipeline including PUR1900 and PUR1800.”

PUR0200 combines tiotropium bromide, the active component in the billion-dollar blockbuster drug Spiriva, with Pulmatrix’s ground-breaking iSPERSETM drug delivery platform. Early stage clinical trials of PUR0200 have shown the product to be up to five times more efficient at delivering the drug to the lungs than the currently marketed product. Vectura will utilize its innovative dry power inhaler device technology to deliver PUR0200, with the goal of providing enhanced delivery and a better device format of PUR0200 for patients.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is focused on advancing treatments for rare diseases, including PUR1900, an inhaled anti-fungal for patients with cystic fibrosis (CF) and severe asthma, and PUR1800, a narrow spectrum kinase inhibitor for patients with COPD. In addition, Pulmatrix is pursuing opportunities in major pulmonary diseases through collaborations, including PUR0200, a branded generic in clinical development for COPD. Pulmatrix’s product candidates are based on iSPERSE™, its proprietary dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

About PUR0200

PUR0200 is Pulmatrix’s once-daily, inhalable iSPERSE™ reformulation of tiotropium bromide for COPD patients. PUR0200 is a branded alternative to Spiriva® HandiHaler® in the US.

About Vectura

Vectura, a FTSE250 company listed on the London Stock Exchange (LSE: VEC), is an industry-leading device and formulation business for inhaled airways products offering a uniquely integrated inhaled drug delivery platform. With its extensive range of device and formulation technologies, integrated capabilities and collaborations, it is a leader in the development of inhalation products, increasing its ability to help patients suffering from respiratory diseases.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

Vectura has eight inhaled, four non-inhaled and ten oral products marketed by partners with growing global royalty streams. The group has a diverse portfolio of drugs in clinical development, including a number of novel and generic programmes which are partnered with several global pharmaceutical and biotechnology companies including Hikma, Novartis, Sandoz, Mundipharma, Kyorin, Baxter, GSK, UCB, Ablynx, Grifols, Bayer, Chiesi, Almirall, Janssen, Dynavax and Tianjin KingYork along with two wholly owned nebulised development programmes.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 10, 2017, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Investor Contact
Robert Clarke, CEO	William Duke, CFO
(781) 357-2333	(781) 357-2333
rclarke@pulmatrix.com	wduke@pulmatrix.com

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

SCHEDULE 6

EXCLUDED APIs

Excluded APIs are identified here by structure and chemical name (including IUPAC Name and/or CA Index Name). Specifically, Excluded APIs are the structure and all salt forms thereof contained in Schedule 6.

PUR1800

[*****]

PUR5700:

[*****]

RV568

[*****]